Exhibit 10.04

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (the “Settlement Agreement”), is made and entered into as of this 9th day of August 2021 by and between: (i) FORTIFIED MANAGEMENT GROUP, LLC (“Fortified”) and JODY R. SAMUELS (“Samuels”) on the one hand; and CURATIVE BIOTECHNOLOGY, INC. f/k/a CONNECTYX TECHNOLOGIES HOLDINGS GROUP, INC., on the other hand (“Curative” and together with Fortified and Samuels, the “Parties”).

RECITALS

WHEREAS, on May 4, 2021, Fortified and Samuels sued Curative via the suit styled Fortified Management Group, LLC and Jody R. Samuels v. Curative Biotechnology, Inc. f/k/a Connectyx Technologies Holdings Group, Inc., Case No. 502021CA005665XXXXMB pending in the Circuit Court of The Fifteenth Judicial Circuit, In And For Miami-Dade County, Florida (the “Lawsuit”); and

WHEREAS, although none of the Parties admit to liability or fault, all are amenable to resolving the disputes related to the Lawsuit.

NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.	Recitals. The foregoing Recitals are true and correct and are incorporated by reference herein.

2.	Governing Law. This Settlement Agreement shall be governed by the laws of the State of Florida, regardless of Florida’s conflict of laws principles.

3.	Purpose. The Parties agree that the purposes of this Settlement Agreement are to: (i) conclusively, fully, and finally resolve the Lawsuit and any other currently existing claims or disputes between Curative, on the one hand, and either Fortified or Samuels on the other, and; (ii) irrevocably extinguish, relinquish, surrender, and completely abandon any and all right, title and interest (contingent or otherwise) that either Fortified, Samuels, their affiliates, or assignees have in that certain Convertible Promissory Note dated April 23, 2013 in the principal amount of Ninety Seven Thousand Five Hundred Dollars ($97,500.00), a copy of which is attached hereto and incorporated by reference hereby as Exhibit A (the “Note”).

4.	Effective Date. The “Effective Date” shall be the latest of following events (i) the date the final party executes this Settlement Agreement and (ii) the date Mark Migdal & Hayden c/o Yaniv Adar, Esq., 80 S.W. 8th Street, Suite 1999, Miami, Florida 33130 (“Mark Migdal”) provides a W9 and wire instructions to its trust account to Curative.

5.	The Note and Assignments. On the Effective Date, Fortified and Samuels shall deliver a lost note affidavit in the form attached hereto as Exhibit B (the “Lost Note Affidavit”) to Rennert Vogel Mandler & Rodriguez, P.A., c/o Thomas S. Ward, Esq., 100 S.E. Second Street, Suite 2900, Miami, Florida 33131 (“Rennert Vogel”).

Settlement Agreement and Release

6.	The Settlement Payment. As consideration for this settlement, Fortified and Samuels have agreed to jointly accept $100,000.00 in cash to be divided among them as they deem fit (the “Settlement Payment”). On the Effective Date—after Rennert Vogel has received the Lost Note Affidavit—Curative shall pay the Settlement Payment by wire to the Mark Migdal & Hayden Trust Account c/o Yaniv Adar, Esq., 80 S.W. 8th Street, Suite 1999, Miami, Florida 33130 (“Mark Migdal”).

7.	(i) The Settlement Shares. Also as consideration for this settlement, Fortified and Samuels have agreed to jointly accept 2,000,000 restricted shares of Curative’s Common Stock, which have piggyback registration rights, as set forth below. On the Effective Date—after Rennert Vogel has received the Lost Note Affidavit—Curative shall forthwith deliver to its transfer agent a written instruction to deliver to Fortified and Samuels: (i) one (1) certificate i/n/o Fortified Management Group, LLC, evidencing ownership of 1,700,000 shares of Common Stock, par value $0.0001 per share, of Curative (the “Fortified Shares”); and (ii) one (1) certificate i/n/o Jody Samuels, evidencing ownership of 300,000 shares of Common Stock, par value $0.0001 per share, of Curative (the “Samuels Shares,” and together with the Fortified Shares, the “Settlement Shares”). The transfer agent should be directed to deliver the Fortified Shares to Fortified c/o Thomas Scipione at 135 El Camino Loop, Staten Island, New York 10309. The transfer agent should be directed to deliver the Samuels Shares to Samuels at 121 Wilson Terrace, Staten Island, New York 10304.

The Settlement Shares are “restricted securities” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”) and all certificates evidencing the Settlement Shares shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THE TRANSFER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINON OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(ii) Piggyback Registrations.

(a) Piggyback Registrations. Curative will notify Fortified and Samuels (each a “Holder” and together the “Holders”) in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of Curative (including, but not limited to, registration statements relating to secondary offerings of securities of Curative and selling securityholder resale registration statement, but excluding a Registration Statement on Form S-4 or S-8 or any successor form) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Settlement Shares (also referenced herein as the “Registrable Securities”) then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within twenty (20) days after receipt of the above- described notice from Curative, so notify Curative in writing, and in such notice will inform Curative of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by Curative, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Curative with respect to offerings of its securities, all upon the terms and conditions set forth herein.

Settlement Agreement and Release

(b) Underwriting. If a registration statement under which Curative gives notice under this Section 7(ii) is for an underwritten offering, then Curative will so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 7(ii) will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to Curative, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Curative and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 7(ii) (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Curative and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders will be borne by Curative.

(iii) Obligations of Curative. Whenever required to effect the registration of any Registrable Securities under this Agreement, Curative will, as expeditiously as reasonably possible:

(a) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

Settlement Agreement and Release

(b) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided Curative will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(c) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed, as a condition to Curative’s obligations under this clause (e), each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement);

(d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(e) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Curative for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of Curative, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(iv) Furnish Information. It will be a condition precedent to the obligations of Curative to take any action pursuant to Section 7(ii) hereof that the selling Holders will furnish to Curative such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.

(v) Expiration. Notwithstanding anything contained herein, the Holders’ rights under this Section 7(ii), (iii), and (iv) shall terminate and shall be of no further force and effect on the date the Registerable Securities are available for resale pursuant to an exemption from registration under the Securities Act.

Settlement Agreement and Release

8.	Dismissing the Lawsuit With Prejudice. On the Effective Date—after Curative has made the Settlement Payment and delivered written instructions to issue the Settlement Shares— Fortified and Samuels shall file an unconditional dismissal with prejudice of the Lawsuit, which states that all parties agree to bear their own respective attorneys’ fees and costs (the “Dismissal Filing”). Notwithstanding Fortified and Samuels’ filing of the Dismissal Filing on the Effective Date, Curative agrees that it will owe a one-time $50,000.00 liquidated damages penalty in favor of Fortified and Samuels jointly (i.e., not $50,000.00 for Fortified and another $50,000.00 to Samuels, but rather a single $50,000.00 penalty owed jointly to Fortified and Samuels) if the Settlement Shares are not issued within 72 hours of Curative’s issuing the instructions to the settlement agent.

9.	Releasing From Trust. Upon Mark Migdal’s filing the Dismissal Filing (i) Mark Migdal shall be entitled to release from trust the Settlement Payment and deliver it to Fortified and Samuels and (ii) Rennert Vogel shall be entitled to release from trust the Lost Note Affidavit and deliver it to Curative.

10.	Attorneys’ Fees and Costs; Exception. The Parties agree to bear their own attorneys’ fees and costs incurred in connection with the Lawsuit, including those associated with negotiating, papering, and complying with this Settlement Agreement. The prevailing party in any subsequent litigation to enforce this Settlement Agreement is entitled to recover its reasonable attorneys’ fees and costs at all levels.

11.	Fortified and Samuel’s General Release of Curative. Effective immediately upon the filing of the Dismissal Filing, Samuels and Fortified (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) jointly remit, release, acquit and forever discharge Curative (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) from all currently existing claims, counterclaims, defenses, damages, actions and causes of action, suits, controversies, debts, dues, sums of money, accounts, specialties, losses, judgments, proceedings, rights, remedies, obligations, covenants, warranties, representations, contracts, agreements, promises, liabilities, costs, attorneys’ fees and demands that Samuels and/or Fortified (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) have asserted or could have asserted against Curative (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) from the beginning of time through the execution of this Agreement. This release does not release Curative from performing any obligations it has to Samuels and Fortified under this Settlement Agreement or any future claims Samuels or Fortified may have against Curative.

Settlement Agreement and Release

12.	Curative’s General Release of Fortified and Samuels. Effective immediately upon the filing of the Dismissal Filing, Curative (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) jointly remit, release, acquit and forever discharge Samuels and Fortified (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) from all currently existing claims, counterclaims, defenses, damages, actions and causes of action, suits, controversies, debts, dues, sums of money, accounts, specialties, losses, judgments, proceedings, rights, remedies, obligations, covenants, warranties, representations, contracts, agreements, promises, liabilities, costs, attorneys’ fees and demands that Curative (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) have asserted or could have asserted against Samuels and/or Fortified (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) from the beginning of time through the execution of this Agreement. This release does not release Samuels and Fortified from performing any obligations it has to Curative under this Settlement Agreement or any future claims Curative may have against Fortified and/or Samuels.

13.	Indemnification. Fortified and Samuels shall indemnify, hold harmless, and defend Curative (and its respective successors, members, officers, directors, agents, assigns, attorneys, and affiliates) on a joint and several basis, of and from and against any losses, action, claim, demand or liability, including reasonable attorney’s fees and costs, arising from or relating to the Note and its underlying debt and obligations asserted by any other person or entity.

14.	Legal Counsel and Additional Representations. The Parties represent and acknowledge that: (i) they read and write English; (ii) they have all either obtained or had the opportunity to obtain independent legal counsel before signing this Agreement; (iii) they have all been fully advised that this Agreement is legally binding on all of them; (iv) there are no representations or promises made to any of them by the other Party that are not contained in this Settlement Agreement; (v) all Parties are authorized to sign this Settlement Agreement either on their own behalf or on behalf of the entity for which they are signing and for all persons, firms and entities claim by, through or under them; (vi) all corporate action of the undersigned entities or individuals has been taken to make this Settlement Agreement legal and fully binding upon all of them; (vii) the only people or entities with any interest in the Note are Fortified and Samuels; and (viii) neither Fortified nor Samuels have assigned or have promised to assign any right, title, or interest in the Note to any other person or entity except the assignment to Samuels as described in the complaint filed in the Lawsuit.

15.	Enforceability. This Settlement Agreement and its enforceability shall not be affected by the filing of bankruptcy of any of the Parties or any of their members, shareholders, officers, agents or directors.

16.	Entire Agreement. This Settlement Agreement contains the entire agreement between the Parties with respect to the matters addressed herein and no prior representations, inducements, promises, or agreements, oral or written, between the Parties in respect thereof, shall be of any force or effect if not expressly embodied in writing herein.

17.	Amendments. This Settlement Agreement may not be amended or modified except in a writing duly signed by an authorized representative of all Parties.

18.	Counterparts. The Parties acknowledge and agree that this Settlement Agreement may be executed in multiple counterparts, and transmitted via facsimile or e-mail, each such counterpart (whether transmitted via facsimile or e-mail), when executed, shall constitute an integral part of one and the same Agreement between the parties.

Settlement Agreement and Release

19.	Time of the Essence. Time is of the essence as to all terms of this Settlement Agreement.

20.	Severability. Without limiting the generality of the foregoing, it is the Parties’ mutual desire and intention that all provisions of this Settlement Agreement be given full effect and be enforceable strictly in accordance with their terms. If, however, any part of this Settlement Agreement is declared to be not enforceable in accordance with its terms or would render other parts of this Settlement Agreement, in its entirety, unenforceable, the unenforceable part or parts are to be judicially modified, if at all possible, to come as close as possible to the expressed intent of such part or parts (and still be enforceable without jeopardy to other parts of this Settlement Agreement), and then are to be enforced as so modified. If the unenforceable part or parts cannot be so modified, such part or parts will be unenforceable and considered null and void in order that the mutual paramount goal (that this Settlement Agreement is to be enforced to the maximum extent possible strictly in accordance with its terms) can be achieved.

21.	Further Assurances. The Parties agree to execute such further and additional documents, instruments and writings as may be necessary to fully effectuate the terms and provisions of this Settlement Agreement.

22.	Joint Preparation of Agreement. This Settlement Agreement shall not be construed against any of the Parties, but shall be construed as if it were prepared jointly by all Parties, and any uncertainty or ambiguity, or both, shall not be interpreted against any Party.

23.	Tax Advice. The Parties understand and agree that their counsel has not provided any tax or legal advice and has not made any representations regarding tax obligations or consequences, if any, in connection with this Settlement Agreement. Each Party is responsible for its own tax consequences that may arise as a result of the execution of this Settlement Agreement.

24.	Confidentiality. The Parties agree that the terms and conditions of this Settlement Agreement and of the settlement represented hereby shall be kept strictly confidential and none of the Parties shall make any statements to third parties regarding the specific terms of this Settlement Agreement, except: (a) as may be necessary in connection with the Parties’ legal requirements, including legal, accounting, or securities reporting interests; (b) to enforce the terms hereof; or (c) as otherwise required by law or court order. The Parties acknowledge and agree that they have received consideration in exchange for their agreement to this confidentiality provision. The Parties agree that this confidentiality provision is an important term of this Settlement Agreement, that any breach of it constitutes a substantial violation of this Settlement Agreement and that in in addition to any and all other rights and remedies that may be available to the Parties in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Settlement Agreement and Release

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as evidenced by the Parties’ signature pages, which follow forthwith.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

Settlement Agreement and Release

FORTIFIED MANAGEMENT GROUP, LLC

Signature:	/s/ Thomas Scipione	Date:	August 9, 2021

Name:	Thomas Scipione

Title:	President

JODY R. SAMUELS

Signature:		Date:	August 9. 2021

Settlement Agreement and Release

Jody Signature P…

FORTIFll:0 MANAGEMENT GROUP, LLC

Signature:		Date:	August 19 2021

Name:	Thomas Scipione

Title:	President

JODY R. SAMUELS

Signature:		Date:	August 19 2021

Settlement Agreement and Release

CURATIVE BIOTECHNOLOGY, INC. f/k/a CONNECTYX TECHNOLOGIES HOLDINGS GROUP, INC.

Signature:	/s/ Richard Garr	Date:	August 9, 2021

Name:	I. Richard Garr

Title:	CEO

Settlement Agreement and Release

AGREED AND ACKNOWLEDGED:

RENNERT VOGEL MANDLER & RODRIGUEZ, P.A.

Signature:		Date:	August 9, 2021

Name:	Thomas S. Ward, Esg.

MARK MIGDAL & HAYDEN, P.A.

Signature:		Date:	August 9, 2021

Name:	Yaniv Adar, Esq.

Settlement Agreement and Release

AGREED AND ACKNOWLEDGED:

RENNERT VOGEL MANDLER & RODRIGUEZ, P.A.

Signature:		Date:	August 9, 2021

Name:	Thomas S. Ward, Esq.

MARK MIGDAL & HAYDEN, P.A.

Signature:		Date:	August 9, 2021

Name:	Yaniv Adar, Esq.